As filed with the Securities and Exchange Commission on September 22, 2006
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           HOOPSOFT DEVELOPMENT CORP.
                 (Name of small business issuer in its charter)

            NEVADA                              7200                          83-0463005
  (State or jurisdiction of          (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)        Classification Code Number)         Identification No.)

       Suite 200 - 8275 South Eastern Avenue, Las Vegas, Nevada USA 89123
                              Phone: (702) 990-8489
                               Fax: (702) 990-8800
          (Address and telephone number of principal executive offices)

                             Nevada Agency and Trust
              Suite 880, 50 West Liberty Street, Reno NV, USA 89501
                                 (775) 322-0626
           (Name, address and telephone numbers of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                            The O'Neal Law Firm, P.C.
                            17100 East Shea Boulevard
                                   Suite 400-D
                          Fountain Hills, Arizona 85268
                              (480) 812-5058 (tel)
                              (480) 816-9241 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
  Title of Each                              Proposed Maximum         Proposed
Class of Securities         Amount to be      Offering Price      Maximum Aggregate        Amount of
 to be Registered(1)         Registered        Per Unit (2)        Offering Price     Registration Fee(2)
---------------------------------------------------------------------------------------------------------
Common Stock              1,060,000 shares    $0.05 per share         $53,000.00            $5.67
=========================================================================================================

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                              SUBJECT TO COMPLETION

                                   PROSPECTUS
                           HOOPSOFT DEVELOPMENT CORP.
                              A NEVADA CORPORATION
                               1,060,000 SHARES OF
                                  COMMON STOCK


This prospectus relates to 1,060,000 shares of common stock of Hoopsoft Development Corp., a Nevada corporation, which may be resold by selling stockholders named in this prospectus. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell their shares of our common stock at a price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for all of the expenses related to this offering.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE VARIOUS RISK FACTORS DESCRIBED BEGINNING ON PAGE 4 BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   The date of this Prospectus is _____, 2006.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Prospectus Summary and Risk Factors                                         3

Forward Looking Statements                                                  8

Use of Proceeds                                                             9

Determination of Offering Price                                             9

Dilution                                                                    9

Selling Security Holders                                                    9

Plan of Distribution                                                       11

Legal Proceedings                                                          13

Directors, Executive Officers, Promoters and Control Persons               13

Security Ownership of Certain Beneficial Owners and Management             15

Description of Securities                                                  15

Interest of Named Experts and Counsel                                      15

Disclosure of Commission Position on Indemnification for Securities
Act Liabilities                                                            16

Organization within Last Five Years                                        16

Description of Business                                                    16

Plan of Operation                                                          22

Description of Property                                                    27

Certain Relationships and Related Transactions                             27

Market for Common Equity and Related Stockholder Matters                   28

Executive Compensation                                                     29

Financial Statements                                                       29

Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure                                                       29

                       PROSPECTUS SUMMARY AND RISK FACTORS

THE COMPANY

HoopSoft Development Corp. (referred to in this prospectus as "HoopSoft", "us", "we" and "our") was incorporated on March 23, 2006, in the State of Nevada. HoopSoft's principal executive offices are located at Suite 200 - 8275 South Eastern Avenue, Las Vegas, Nevada USA 89123. Our telephone number is (702) 990-8489. As of the date of this prospectus, we are a development stage company with no revenue and limited operations to date. We do not expect to commence earning revenues until at least January 2007.

Since  incorporation,  we have  not made any  significant  purchases  or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. HoopSoft has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

Subsequent to our incorporation, we have been in the process of establishing ourselves as a company that will focus its operations on the production and distribution of educational team sports exercise videos and Internet based software. We are planning to target children and teens to combat the increase in teenage obesity. Without education and a well rounded exercise plan, this age group will provide a rapid and likely permanent increase in future obesity rates and sedentary lifestyles, putting further significant strain on health care resources and limiting life span.

Initially, we are planning to produce and market a video on basketball, a sport with which our Officers and Directors have considerable expertise and experience. Basketball was also chosen as the initial sport, as it requires limited resources, and is a sport that most participants can play with others or on their own. It generally involves a high level of physical activity and provides an intense cardiovascular workout. It is also a game that is widely followed and watched in North America. We also believe in engaging youth within the Internet or `online' environment, as computers and the Internet are both the mediums of choice today by this age group. By motivating our youth with appropriate educational instruction in their chosen viewing environment, we believe they will look beyond traditional video games and gain awareness and confidence to participate in sport within their community environment.

We plan to design and develop our video programming, Internet based software and website with the latest computer and Internet based technology. Our video program will be designed to be downloaded over the Internet and operate on personal computers. There will also be an interactive interface with the HoopSoft website for additional resources and instruction.

In the future, as we generate revenue from the sale of our video, we plan to add specialty add-on software products for advanced players of the game. Initially, the video program will be designed for players who have limited or intermediate knowledge about the game. All aspects of game knowledge and skills (both defensive and offensive techniques) will be taught. We believe this tool will provide them with the self-confidence required to take the first step to becoming active. We plan to present all illustration of the game in a fun and exciting manner for youth to understand, and carry this concept into all future products we develop.

NUMBER OF SHARES BEING OFFERED

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,060,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at a maximum of $0.05 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Further, there is no assurance that our common stock will ever trade on any market or securities exchange. Please see the Plan of Distribution section at page 11 of this prospectus for a detailed explanation of how the common shares may be sold.

NUMBER OF SHARES OUTSTANDING

There were 3,060,000 shares of our common stock issued and outstanding at September 12, 2006.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

SUMMARY OF FINANCIAL INFORMATION

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited financial statements from March 23, 2006 (date of inception) to July 31, 2006, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled Item 17. "Plan of Operation" beginning on page 22 of this prospectus.

                                                             As at July 31, 2006
                                                             -------------------
     Current Assets                                               $ 47,366
     Current Liabilities                                             1,500
     Shareholders' Equity                                         $ 45,866

                                                             From March 23, 2006
                                                               to July 31, 2006
                                                               ----------------
     Revenue                                                      $     --
     Net Loss                                                     $ (9,134)

We have just commenced our operations and are currently without revenue. Our company has no employees at the present time. As of July 31, 2006, our accumulated deficit was $(9,134). We anticipate that we will operate in a deficit position, and will continue to sustain net losses for the foreseeable future.

                                  RISK FACTORS

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in HoopSoft. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

WE HAVE NO OPERATING HISTORY AND HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT TO CONTINUE INTO THE FUTURE.

We were incorporated on March 23, 2006 and only just recently commenced development of our software, video program, and website. We have not realized any revenues to date. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to July 31, 2006 is $9,134. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     *    our ability to develop our software, video programming and website;
     *    our ability to market our services;
     *    our ability to generate ongoing revenues;
     * our ability to control costs and reduce development and marketing costs; and
     *    our ability to compete with competing services.

Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development and marketing of our product. We may fail to generate revenues in the future. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

IF WE ARE UNABLE TO OBTAIN THE NECESSARY REVENUES AND FINANCING TO IMPLEMENT OUR BUSINESS PLAN WE WILL NOT HAVE THE MONEY TO PAY OUR ONGOING EXPENSES AND WE MAY GO OUT OF BUSINESS.

Our ability to successfully develop our technology and to eventually produce and sell our services to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan. Given that we have no operating history, no revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we will not be able to pay our operating costs and we may go out of business.

At July 31, 2006 we had $47,216 of cash. As of the date hereof, we have approximately $44,000 of which we anticipate needing approximately $10,700 for expenses associated with this Registration Statement (See ITEM 25 "Other Expenses if Issuance and Distribution"). Our budgeted expenditures for the next twelve months are $52,100. Therefore, we presently have a budgeted shortfall of approximately $19,000.

How long HoopSoft will be able to satisfy its cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated. Although there can be no assurance at present, we plan to be in a position to generate revenues by February 2007, which would time with the depletion of our existing cash for our budgeted expenditures. We must generate at least $19,000 in net revenues from February to September 2007 in order to fund all expenditures under our 12month budget. Net revenues are gross revenues net of the cost to produce and distribute our products to our customers.

If we fail to generate sufficient net revenues, we will need to raise additional capital to continue our operations thereafter. We may need to issue additional equity securities in the future to raise the necessary funds. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. The resale of shares by our existing shareholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE.

We have not completed the development of our HoopVid educational video and website and have yet to generate any revenues. Our employees have limited experience in marketing our proposed products and services and no distribution system has yet been developed and tested. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful or that we will be able to attract and retain qualified individuals with marketing and sales expertise. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our services will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OUR BUSINESS WILL FAIL AND YOU WILL LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures. (See ITEM 17. "Plan of Operation".) If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS.

We are engaged in a rapidly evolving field. Competition from other companies in the same field is intense and expected to increase. Many of our competitors have substantially greater resources, research and development staff, sales and marketing staff, and facilities than we do. In addition, other recently developed technologies are, or may in the future be, the basis of competitive products. There can be no assurance that our competitors will not develop technologies and products that are more effective than those being developed by us or that would render our technology and products obsolete or noncompetitive.

HOOPSOFT' BUSINESS MODEL MAY NOT BE SUFFICIENT TO ENSURE HOOPSOFT' SUCCESS IN ITS INTENDED MARKET

HoopSoft' survival is dependent upon the market acceptance of a single service. Should this service be too narrowly focused or should the target market not be as responsive as HoopSoft anticipates, HoopSoft will not have in place alternate services or products it can offer to ensure its survival.

INABILITY OF OUR OFFICERS AND DIRECTORS TO DEVOTE SUFFICIENT TIME TO THE OPERATION OF THE BUSINESS MAY LIMIT HOOPSOFT' SUCCESS.

Presently, the officers and directors of HoopSoft allocate only a portion of their time to the operation of HoopSoft' business. Since our officers and directors are currently employed full time elsewhere, they are only able to commit up to 55 hours a week doing work for HoopSoft.

Should the business develop faster than anticipated, the officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.

WE NEED TO RETAIN KEY PERSONNEL TO SUPPORT OUR PRODUCTS AND ONGOING OPERATIONS.

The development and marketing of our products and services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other needed key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers (specifically David Heel) would negatively impact our ability to sell our products, which could adversely affect our financial results and impair our growth. Currently, we have no employment agreements with our key employees and do not anticipate entering into any such agreements in the foreseeable future.

FUTURE REGULATION OF THE INTERNET AND/OR VIDEO OVER THE INTERNET COULD RESTRICT OUR BUSINESS, PREVENT US FROM OFFERING SERVICE OR INCREASE OUR COST OF DOING BUSINESS.

At present there are few laws, regulations or rulings that specifically address access to or commerce on the Internet. We are unable to predict the impact, if any, that future legislation, legal decisions or regulations concerning the Internet may have on our business, financial condition, and results of operations. Regulation may be targeted towards, among other things, assessing access or settlement charges, imposing taxes related to Internet communications, restricting content, imposing tariffs or regulations based on encryption concerns or the characteristics and quality of products and services, any of which could restrict our business or increase our cost of doing business. The increasing growth of the Internet and popularity of related services heighten the risk that governments or other legislative bodies will seek to regulate the service, which could have a material adverse effect on our business, financial condition and operating results.

OUR INDEPENDENT AUDITORS' REPORT STATES THAT THERE IS A SUBSTANTIAL DOUBT THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our independent auditors, Moore and Associates, Chartered, state in their audit report, dated September 20, 2006 and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

INVESTORS WILL HAVE LITTLE VOICE REGARDING THE MANAGEMENT OF HOOPSOFT DUE TO THE LARGE OWNERSHIP POSITION HELD BY OUR EXISTING MANAGEMENT AND THUS IT WOULD BE DIFFICULT FOR NEW INVESTORS TO MAKE CHANGES IN OUR OPERATIONS OR MANAGEMENT, AND THEREFORE, SHAREHOLDERS WOULD BE SUBJECT TO DECISIONS MADE BY MANAGEMENT AND THE MAJORITY SHAREHOLDERS.

Officers and directors directly own 2,000,000 shares of the total of 3,060,000 issued and outstanding shares of HoopSoft's common stock and are in a position to continue to control HoopSoft. Of these 2,000,000 shares, Mr. Heel, our

President, and Mr. Jiany our Secretary Treasurer and CFO each respectively own 1,000,000 shares each or 32.68% of our company, or 65.36% collectively. Such control may be risky to the investor because the entire company's operations are dependent on a very few people who could lack ability, or interest in pursuing HoopSoft operations. In such event, our business may fail and you may lose your entire investment. Moreover, new investors will not be able to effect a change in the company's business or management.

RISKS ASSOCIATED WITH OUR COMMON STOCK

DIFFICULTY FOR HOOPSOFT STOCKHOLDERS TO RESELL THEIR STOCK DUE TO A LACK OF PUBLIC TRADING MARKET

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. We intend to have our common stock quoted on the OTC Bulletin Board as soon as practicable. However, there can be no assurance that HoopSoft' shares will be quoted on the OTC Bulletin Board. Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock. If a market for our common stock does develop, our stock price may be volatile.

BROKER-DEALERS MAY BE DISCOURAGED FROM EFFECTING TRANSACTIONS IN OUR SHARES BECAUSE THEY ARE CONSIDERED PENNY STOCKS AND ARE SUBJECT TO THE PENNY STOCK RULES.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share. Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or "OTC/BB". Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a "penny stock". In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, INVESTORS SEEKING DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

BECAUSE WE CAN ISSUE ADDITIONAL SHARES OF COMMON STOCK, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 25,000,000 shares of common stock, of which 3,060,000 shares are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of Hoopsoft in the future.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 4 to 8, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the "SEC") at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by certain selling stockholders of 1,060,000 shares of common stock, which were issued pursuant to a private placement offering made by HoopSoft pursuant to Regulation S promulgated under the Securities Act.

                                 USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All proceeds from the sale of the common stock will go to the respective selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell their shares of our common stock at a price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The offering price of $0.05 per share is based on the last sales price of our common stock on July 25, 2006 and does not have any relationship to any established criteria of value, such as book value or earnings per share.
Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

                                    DILUTION

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

                            SELLING SECURITY HOLDERS

All of the shares of common stock issued are being offered by the selling stockholders listed in the table below. None of the selling stockholders are broker-dealers or affiliated with broker-dealers. We issued the shares of common stock in a private placement transaction exempt from registration under the Securities Act pursuant to Regulation S.

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 1,060,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of September 12, 2006, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholders.

                                                                                            Number of Shares Owned
                                                                                         by Selling Stockholder After
        Name of Selling                         Common                                   Offering and Percent of Total
   Stockholder and Position,                Shares owned by      Total Shares to be        Issued and Outstanding(1)
     Office or Material                       the Selling       Registered Pursuant            # of            % of
  Relationship with Hoopsoft                 Stockholder(2)       to this Offering            Shares           Class
  --------------------------                 --------------       ----------------            ------           -----
Mohamed Mohsin Hussein                           14,000               14,000                    --               --
Sarah Ahmed Foud Kassem                          14,000               14,000                    --               --
Esraa Ahmed Fouad Ahmed Fathi Quassim            30,000               30,000                    --               --
Mervat Saad Ali                                  14,000               14,000                    --               --
Ahmed Abd El Wahab Mohamed Zahran                14,000               14,000                    --               --
Mohamed Saleh Farag Hassan Lotfy                 14,000               14,000                    --               --
Connie Kim Nguyen                                90,000               90,000                    --               --
Shao Chen                                        80,000               80,000                    --               --
Tzu-Jen Jack Lin                                 94,000               94,000                    --               --
Yin-Miao Liu                                     80,000               80,000                    --               --
Julius Hudacek                                   90,000               90,000                    --               --

Uhrinova Adriana                                 80,000               80,000                    --               --
Yi-Hsuan Lin                                     58,000               58,000                    --               --
Bozena Mihokova                                  76,000               76,000                    --               --
Erika Uhrinova                                   80,000               80,000                    --               --
Khaled Samy El Sayed Ahmed Mohamed               20,000               20,000                    --               --
Mohamed Khamis Mohamed                           10,000               10,000                    --               --
Mohamed Sherif Fouad El Saeid Ataia               6,000                6,000                    --               --
Ahmed Mahmoud Hamdy Manafy El Keek               10,000               10,000                    --               --
Mohamed Somy El Sayed Ahmed                      10,000               10,000                    --               --
Mohamed Moustafa Abdou Mohamed                   10,000               10,000                    --               --
Ahmad Mohamed El Zoghby Galal                     6,000                6,000                    --               --
Ahmed Mohamed Khamis Mohamed                     20,000               20,000                    --               --
Abdou Moustafa Abdou Mohamed Ziada                6,000                6,000                    --               --
Mohamed El Zoghby Galal El Eraki                  6,000                6,000                    --               --
Mahmoud Ahmed Abdou Abd El Moneim                 6,000                6,000                    --               --
Hekmat Ahmed Mohamed El Messiri                  10,000               10,000                    --               --
Aziza Mohamed Abou El Kassem                     10,000               10,000                    --               --
Mohamed Abd El Latif Ghazy Mohamed               20,000               20,000                    --               --
Fadia Atef Mohamed Fath Alla Ibrahim              6,000                6,000                    --               --
Ibrahim Saad Aly Hussien                          6,000                6,000                    --               --
Hassan Abd El Meguid Hassan El Gany              20,000               20,000                    --               --
Mahmoud Moustafa Abdou Mohamed Zeyada            10,000               10,000                    --               --
Anna Makarova                                    30,000               30,000                    --               --
Fathia Mohamed Abou El Kasem Ahmed               10,000               10,000                    --               --
TOTAL                                         1,060,000            1,060,000

----------
1) Assumes all of the shares of common stock offered are sold. Based on 3,060,000 common shares issued and outstanding on September 12, 2006.
(2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

There are no family relationships between any of the above noted stockholders and either of our Officers and Directors.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

                              PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock in one or more of the following methods described below. Our common stock is not currently listed on any national exchange or electronic quotation system. There is currently no market for our securities and a market may never develop. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

     (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;
     (c)  an exchange distribution in accordance with the rules of the exchange;
     (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
     (e)  privately negotiated transactions;
     (f)  a combination of any aforementioned methods of sale; and
     (g) any other method permitted pursuant to applicable law, including compliance with SEC's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the SEC. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and therefore not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

     (a) adequate current public information with respect to the issuer must be available;
     (b) restricted securities must meet a one year holding period, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer (because our selling security holders paid the full purchase price for the shares of our common stock covered by this registration statement on October 30, 2005, the shares of our common stock covered by this registration statement have met the one year holding period);
     (c) sales of restricted or other securities sold for the account of an affiliate, and sales of restricted securities by a non-affiliate, during any three month period, cannot exceed the greater of (a) 1% of the securities of the class outstanding as shown by the most recent statement of the issuer; or (b) the average weekly trading volume reported on all exchanges and through an automated inter-dealer quotation system for the four weeks preceding the filing of the Notice in Form 144;
     (d) the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;
     (e) if the amount of securities to be sold pursuant to Rule 144 during any three month period exceeds 500 shares/units or has an aggregate sale price in excess of $10,000, the selling security holder must file a notice in Form 144 with the Commission.

The current information requirement listed in (1) above, the volume limitations listed in (3) above, the requirement for sale pursuant to broker's transactions listed in (4) above, and the Form 144 notice filing requirement listed in (5) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least two years has elapsed from the date the securities were acquired from the issuer or from an affiliate. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement on March 23, 2007.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Routh Stock Transfer, Suite 1000, West Plano Parkway, Plano, Texas, USA 75093. Their phone number is
(972) 381-2782 and their fax number is (972) 381-2783.

                                LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, nor are we aware of any governmental authority contemplating any legal proceeding against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                                                              Date First Elected
Name             Position Held with the Company         Age      or Appointed
----             ------------------------------         ---      ------------
David Heel     President, CEO and Director              33      March 23, 2006
Bijan Jiany    Secretary Treasurer, CFO and Director    32      March 23, 2006

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

MR. DAVID HEEL, PRESIDENT, CEO, MEMBER OF THE BOARD OF DIRECTORS

Mr. David Heel has been serving as HoopSoft' President and a member of HoopSoft' Board of Directors since March 23, 2006. The term of his office is for one year and is renewable on an annual basis.

He currently serves as the Director of Business Development for Durante Furniture. He is responsible for securing showroom contracts in USA, development of the marketing & business approach plan, sales execution, and initiated the design and construction of a detailed database of North American design & architect firms. He has served in this position since October, 2003.

From June 2001 to October 2003 he was the Director of Business Development/Marketing/Sales for Metrobridge Networks Inc. His responsibilities included the design of the network path, negotiated point of presence sites for customer equipment and secured roof right contracts for wireless broadband infrastructure. He directed and implemented all marketing and sales efforts for the company.

From July 2000 to June 2001 he was the Account Executive, National Sales for Softtracks Inc. He developed and managed relationships with Canadian banks, executed wireless point of sale terminals with telephone service providers and merchants and conducted sales presentations and related support for Canadian banking institutions.

Mr. Heel received a Bachelor of Arts degree from Simon Fraser University in British Columbia in 1996. He was also a former scholarship candidate for the Simon Fraser University Varsity Basketball Team, along with a successful two-year coaching position with Douglas College Men's Basketball Team and Championship High School Basketball Programs. Mr. Heel is very knowledgeable with the game of basketball, which he believes will prove to be a significant asset in contributing to the overall success of his new venture.

Mr. Heel is currently devoting approximately 30 hours a week of his time to HoopSoft, and is planning to continue to do so during the next 12 months of operation.

Mr. Heel is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

MR. BIJAN JIANY, SECRETARY TREASURER, CFO, MEMBER OF THE BOARD OF DIRECTORS

Mr. Jiany has been serving as HoopSoft' Secretary, CFO and a member of the Board of Directors since March 23, 2006. The term of his office is for one year and is renewable on an annual basis.

Mr. Jiany currently works at Peak Performance as a personal fitness trainer in Vancouver, British Columbia. Prior to this position, he was a Physical Education Teacher at the American School of Alexandria, Egypt. He has acted in this position since early 2004. His duties included lesson planning, exercise plans and he initiated North American sport programs. He taught elementary and junior high physical education classes.

In 2003 he worked for Royal Caribbean Cruise Lines as Youth Sport Staff. He was responsible for designing and executing youth sport programs for on board, challenging, fun, safe exercises and games for youth to enjoy. These sports and exercises included basketball, soccer, hockey, rock climbing and other youth games and events.

In 2000, Mr. Jiany was invited to two Professional basketball camps: Dodge City Legends (team representative from the United States Basketball League), and the Los Angeles Summer Pro League, a very competitive league where many aspiring NBA players make the roster. He also worked for Hoops Scandinavia in Denmark, Copenhagen as a basketball coach. His responsibilities were running camp stations, introducing skills/drills, motivation and nutritional awareness. He also coached at Pepperdine University with similar responsibilities.

He received a Bachelor of Human Kinetics from the University of British Columbia in 2000. He completed his Bachelor of Education at Brandon University in 2004.

Mr. Jiany is currently devoting approximately 25 hours a week of his time to HoopSoft, and is planning to continue to do so during the next 12 months of operation.

Mr. Jiany is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

COMMITTEES OF THE BOARD

We do not have an audit or compensation committee at this time.

FAMILY RELATIONSHIPS

There are no family relationships between any director or executive officer.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

     1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
     3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
     4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

CONFLICT OF INTEREST

None of our officers or directors are subject to a conflict of interest.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is a table detailing the current shareholders of HoopSoft owning 5% or more of the common stock, and shares owned by HoopSoft' directors and officers as of September 12, 2006:

                                                       Amount and
                                                       Nature of        Percent
Title of         Name and Address                      Beneficial         of
 Class          of Beneficial Owner                    Ownership        Class(2)
 -----          -------------------                    ---------        --------
Common         Mr. David Heel                          1,000,000        32.68%
               President, CEO, Director
               Suite 2610 - 939 Expo Blvd
               Vancouver, BC
               V6Z 3G7

Common         Mr. Bijan Jiany                         1,000,000        32.68%
               Secretary Treasurer, CFO, Director
               828 Wellington Drive
               North Vancouver, BC
               V7K 1K7

Common         Directors and officers as a
              group of two (1)                       2,000,000        65.36%

----------
1.   Represents beneficial ownership
2. Based on the total of 3,060,000 outstanding common shares as of the date hereof

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our Articles of Incorporation authorize the issuance of 25,000,000 shares of common stock with $0.001 par value. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the By-Laws of HoopSoft.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the board of directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of HoopSoft, holders are entitled to receive, ratably, the net assets of HoopSoft available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of HoopSoft's common stock are issued, the relative interest of then existing stockholders may be diluted.

                     INTEREST OF NAMED EXEPERTS AND COUNSEL

HoopSoft has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in HoopSoft, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of HoopSoft.

Moore and Associates Chartered Accountants have audited our financial statements for the period ended July 31, 2006 and presented its audit report dated September 20, 2006 regarding such audit which is included with this prospectus with Moore's consent as experts in accounting and auditing.

The O'Neal Law Firm, P.C., whose offices are located at 17100 East Shea Boulevard, Suite 400-D, Fountain Hills, Arizona 85268, has issued an opinion on the validity of the shares offered by this prospectus, which has been filed as an Exhibit to this prospectus with the consent of the O'Neal Law Firm, P.C.

  DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITY LIABILITIES

The Nevada General Corporation Law requires HoopSoft to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article VII of HoopSoft's bylaws, HoopSoft is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling the Company pursuant to the foregoing provisions, HoopSoft has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       ORGANIZATION WITHIN LAST FIVE YEARS

See "Certain Relationships and Related Transactions", Item 19, below.

                             DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

HoopSoft was incorporated on March 23, 2006 in the State of Nevada. We have not yet begun our business operations and we currently have no revenue and no significant assets. HoopSoft has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings. Since becoming incorporated, HoopSoft has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. HoopSoft is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither HoopSoft nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS OF ISSUER

PRINCIPAL PRODUCTS AND SERVICES

Our products and services are currently in the development stage and are not ready for commercial sale. We anticipate it will be available in January 2007.

We are planning to focus our operations on the production and distribution of educational team sports exercise videos and Internet based software. Our target market is overweight and obese children and teens. Without education and a well rounded exercise plan, this age group will provide a rapid and likely permanent increase in future obesity rates and sedentary lifestyles, putting further significant strain on health care resources and limiting life span.

Initially, we are planning to produce and market a video on basketball, which we shall call "HoopVid." Basketball is a sport with which our Officers and Directors have considerable expertise and experience. Basketball requires limited resources, and is a sport that most participants can play with others or own their own. It generally involves a high level of physical activity and provides an intense cardiovascular workout. It is also a game that is widely followed and watched in the North America.

Video topics will include:

     * Defensive techniques (defensives slide fundamentals, footwork, baseline cuts, one-on-one footwork, agility, abs (core development), rebounding defensive boards (positioning, timing), defending on a screen.
     * Offensive techniques (shooting techniques, L-cuts, V-cuts on the wing, getting open off a screen, triple threat position, mental attributes to offensive game, tips on scoring.
     * Passing techniques (all fundamentals and hand work, bounce pass, chest pass, overhead and in-bound passing, passing in the lanes, passing into post, passing in the 5-man offense.
     * Dribbling techniques (hand speed drills, heads-up drilling techniques, dribbling skills covered, speed and direction with the dribble, fundamentals in dribbling.
     * Shooting techniques (elbow -knee-hand relation to the ball, shooters pocket, catch & release techniques, jump shot, pull-up jumper, stationary, 3-pointers, tips.
     * Speed & Agility Sessions - Chicago Bulls Medicine Ball routine covered (develops fast-twitch muscle fibers, and explosiveness for youth seeking extra-challenge in their routine.

The HoopVid video will also include a complete nutritional guide, designed specifically for youth. This guide will be developed by a registered nutritionist, and will cover the following areas: requirements of the body at various ages of youth, a discussion about what makes food nutritious, micro/macro nutrient requirements for our target age group, food solutions to meeting those requirements, recipe and snack ideas, what to avoid and what to emphasize, tips for replacing poor food choices with good food choices and creative suggestions for making the transition to a healthy diet. This guide will be programmed exclusively for youth struggling with poor diet and/or obesity

The objective is to educate youth, with a downloaded video, about healthier choices, engaging in sport while seeking weight loss opportunities. We also believe in engaging youth within the Internet or `online' environment, as computers and the Internet are both the mediums of choice today by this age group. By motivating our youth with appropriate educational instruction in their chosen viewing environment, we believe they will look beyond traditional video games and gain awareness and confidence to participate in sport within their community environment. The video will provide all necessary support from both the developer of the product to the end user to be successful in providing a well rounded exercise program. A support system will include a web based forum for registered users to exchange information or comments about how the program is working for them. In addition, there will be an email point of contact for any inquiries, comments, feedback, or technical difficulties which will be responded to an automated confirmation email to the sender, an expected response time is less than 24 hours.

Once we generate revenues, we plan to add further videos and software. Additional product line expansion will include videos for other type of sports related activities such as FootBallVid, HockeyVid, and SoccerVid. The success of HoopVid will determine the direction of future product offerings as well as potential supplementary material to be added as necessary.

Eventually, we anticipate on launching a software platform developed with JavaScript that will allow users to download educational sport videos and in the future, software, to their electronic device of choice such as a personal computer that will further educate and motivate them to engage in sports. The specifics to this software platform have not been concluded at this stage, as HoopSoft will be monitoring the success and hurdles associated with HoopVid.

THE MARKET

Recent statistics indicate that of the total US population of approximately 298 million people, 33% are children and teens. The rise in obesity continues to grow across North America and has doubled since the early 1970's. Studies show that approximately 25 percent of children are actively participating in light to moderate physical activities on a daily basis. However, 50 percent of children participate in various recreational programs, while 25 percent have reported no physical involvement in any fitness or sport related activity.(Source: http://www.overweightteen.com/statistics.html)

The contributing factor results in lack of interest in physical activity or interest to ensure a healthier dietary intake. Approximately 30.3 percent of children between the ages of 6 to 11 are overweight and 15.3 percent are obese. Teens between the ages of 12 to 19 are found to be overweight at 30.4 percent and 15.5 percent obese. The statistics have doubled over the last 25 years as shown in the tables below.

     Increase in Obesity prevalence (%) among U.S. Children (Ages 6 to 11)

                                    Boys               Girls
                                    ----               -----
     1999 to 2000                   16                  14.5
     1988 to 1994                   11.6                11
     1971 to 1974                    4.3                 3.6

CDC, National Center for Health Statistics, National

(Source: http://obesity.org/subs/fastfacts/obesity_youth.shtml )

     Increase in Obesity prevalence (%) among U.S. Children (Ages 12 to 19)

                                    Boys               Girls
                                    ----               -----
     1999 to 2000                   15.5                15.5
     1988 to 1994                   11.3                 9.7
     1971 to 1974                    6.1                 6.2

Source: CDC, National Center for Health Statistics, National Health and Nutrition Examination Survey. Ogden et. al. JAMA. 2002;288:1728-1732.

(Source: http://obesity.org/subs/fastfacts/obesity_youth.shtml )

We will concentrate our marketing efforts on the primary target market of 8 - 16 years old. Studies have shown that the demographic profile of computer and internet use for children are more prominent in this age group which complements our strategy of sales using the Internet. Marketing efforts will be directed to attract children and teens as they are drawn to visiting websites about gadgets and gaming. We will be trading advertising space on gaming sites that already attract our target market that share similar interests. This type of activity is for the purpose of cross promotion advertising and is not a revenue generator. Over two-thirds of the people in this age group already own PC's, DVD players, home stereos, mobile phones or handheld devices.

While we plan to specifically target this age group with our video product, our overall market consists of all people with an interest in basketball and team sports as an exercise and weight control or loss alternative.

COMPETITION AND COMPETITIVE STRATEGY

We are not aware of any other competitor or entity offering a similar product focused on basketball that would compete with us in the online environment. The main competitive advantage in this strategy is to drive these youth back into their community with the appropriate knowledge and while removing them from the online environment. We are not aware of any Educational `sport' video online that offers this type of service. We have found that there are no known organizations designing or offering educational video applications for the online sport specific market, other than instructional videos available on the Internet aimed at teaching strategic skills in basketball. However, this information was focused for coaches only, seeking tools to better guide and inspire their players to become more proficient in the game. They were not specific to educating youth, or to encourage and inspire them to actively participate in sport, while engaging sport and community.

There are many substitute products and services that are available to fulfill the need overcoming the growing concern with weight loss and obesity. Many of these product and service providers are much more established than our company and have significantly more resources to grow and maintain their own market share. The combination of all three elements (nutritional information, game skills, and building self confidence) doesn't seem to compliment one another simultaneously, but rather seems to employ individual approaches to reach the overall goal. Some examples of indirect competitors are listed below:

    Product                                  Features and Advantages
    -------                                  -----------------------
Exercise videos               Not  sport  specific;  One  of  the  most  favored
                              options due to availability  and privacy to follow
                              the instructions in the comfort of their own home.
                              Predominantly  targets  older  demographics.   (25
                              years of age and older)

Personal  trainers            One on one training - reconditions  body and helps
                              confidence level

Nutritionist                  Advice about meal intake

Weight Control products       Suppresses  appetite  to aid in weight loss

Indoor & Outdoor programs     Engages physical participation back into community
                              and increases confidence level

SALES STRATEGY

We plan to initially gain a customer base by direct mail and e-mail campaign. In addition to our direct mail campaign, we will purchase web space (ie. banner ads) and links to homepages such as The American Obesity Association. We will have one sales representative that will be hired during the month of September 2006 that will be contacting online youth associations to sell the features and benefits of HoopSoft's product.

The sales representative will help to create awareness by promoting the product to industry associated companies, by giving the presentation and demonstrating the effectiveness and expected results. This will be presented to various clientele base in order to convey the message the success of HoopSoft and the number of hits on our website will increase their traffic by 10 percent. The other contributing factor to this is the cross advertising via keyword search on `Google AdWords.'

Each video will consist of the following skill set:

     1.   Offensive techniques
     2.   Defensive techniques
     3.   Dribbling techniques
     4.   Passing

We plan to price our product at $25.99 for a single copy, and will offer discounts on multiple purchases or downloads. We established this pricing structure in conjunction with the findings from the focus groups conducted during our early stage concept testing. In addition, we believe we can offer our prospective customers:

     * Personalized customer service from the convenience of their own homes, including online support available via email.
     *    All major credit cards for payment.
     *    Contributing to health of youth
     * Contributing to community awareness by sending youth to courts, rather than keeping them on the internet at their desk
     * Encourage and motivate a healthier lifestyle without the perception of exercising

DISTRIBUTION

All the videos and supplementary products are available as a direct download from the website.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

There are no constraints on the sources or availability of products and supplies related to our business. We are producing our own product and the distribution of the product and services are over the internet which is readily available.

We will manage and direct the production of the HoopVid and our website. We will utilize a populated basketball environment such as a school yard or gym to film the production of this Video. We will utilize a professional film and editing crew, to capture a complete film, in 4 sections. These crews are readily available. Each section or topic will be filmed separately, and contain approximately 20minutes for each section. Dave Heel will star in this Video and will be the main component of its content. We have contacted 2 groups with respect to the filming of this video, and they have the ability to create it and produce it as a downloadable video on www.hoopsoft.com.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We plan on selling our products and services directly to end use consumers over the internet. Our intended offering is also priced for mass market consumption. Therefore we do not anticipate dependence on one or a few major customers for at least the next 12 months or the foreseeable future.

PATENT, TRADEMARK, LICENSE & FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

There are no inherent factors or circumstances associated with this industry that would give cause for any patent, trademark or license infringements or violations. HoopSoft has not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

HoopSoft is planning to develop all of its own video and software content for the foreseeable future and may copyright or provide other protection over these assets if it has the cash resources to do so. At present we are not planning to do so. We do not hold any other intellectual property and we do not anticipate any additions in the foreseeable future.

EXISTING OR PROBABLE GOVERNMENT REGULATIONS

There are no existing government regulations nor are we aware of any regulations being contemplated that would adversely affect HoopSoft' ability to operate.

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any such laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted the use or expansion of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws may cover issues that include:

     *    sales and other taxes;
     *    user privacy;
     *    pricing controls;
     *    characteristics and quality of products and services;
     *    consumer protection;
     *    libel and defamation;
     *    copyright, trademark and patent infringement; and
     *    other claims based on the nature and content of Internet materials.

These new laws may impact our ability to market our products and services in accordance with our business plan.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

Hoopsoft has not incurred any costs to date and has no plans to undertake any research and development activities during the first year of operation.

COMPLIANCE WITH ENVIRONMENTAL LAWS

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

FACILITIES

We rent executive office facilities in Las Vegas. This is a shared office facility which offers office space and secretarial and administrative services for $150 monthly. We may cancel upon 30 days written notice. This location will serve as our primary office for planning and implementing the video production. We will continue to use this space for our executive offices for the foreseeable future. Mr. David Heel and Mr. Bijan Jiany also work from their respective residences in Vancouver, British Columbia at no charge to our company. We have also budgeted to maintain and host web server space for our website in Las Vegas. We require approximately 50 gigabytes of space, which is more than sufficient for video downloading and for expansion into video and software. We have budgeted $400 annually for this cost.

EMPLOYEES

HoopSoft has no employees at the present time. Mr. Heel and Mr. Bijany, our officers and directors, are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We  have  no  intention  of  hiring   employees  until  the  business  has  been
successfully launched and we have sufficient, reliable revenue flowing into HoopSoft from our operations. Since our ongoing operation is not labor intensive, our officers and directors will do whatever work is required until our business to the point of having positive cash flow. Human resource planning will be part of an ongoing process that will include regular evaluation of operations and revenue realization. We do not expect to hire any employees within the first year of operation.

Mr. Heel will be primarily responsible for all start-up operations and implementation of HoopVid from concept to completion. This includes the development and planning stages, content building and story board of creating the video. Mr. Heel will also manage all aspects related to company policies and day-to-day operations. Mr. Heel will oversee all sales related activity and manage website content, downloads and payment systems. Mr. Jiany will be primarily responsible for managing all costs related to operations, production of the video, related costs and ongoing monthly expenses, ensuring budgets are maintained and adhered to. Mr. Jiany will also be responsible for all marketing aspects, including on line cross-promotional concepts, and prospecting and managing potential sponsorship opportunities. Mr. Jiany will be a large advocate of creating the educational content in addressing most suitable way of positioning learning concepts within the video for our target market.

We do plan to hire a sales representative for 2 months early in our plan of operations on a contract basis to assist in promoting the sale of advertising space on the website. See Item 17 "Plan of Operations".

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements

REPORTS TO SECURITY HOLDERS

We will voluntarily make available to securities holders an annual report, including audited financials, on Form 10-KSB. We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-QSB and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov.

                                PLAN OF OPERATION

HoopSoft is a development stage company with very limited operations to date, no revenue, very limited financial backing and few assets. Our plan of operations is to establish ourselves as a company that will produce and distribute educational team sports exercise videos and Internet based software. Distribution would primarily be via download from the Internet directly to end use consumers. We are planning to target children and teens to combat the increase in teenage obesity, which is now putting further significant strain on health care resources and limiting life span.

Our business objectives are:

     * To educate youth about healthier choices, engaging in sport while seeking weight loss and obesity reduction with the use of our downloadable video and Internet based software products.
     * Encourage and drive youth back into the community by participating in fun and engaging outdoor recreational activities, specifically basketball at this stage.
     * Providing all the necessary support (help, how to video, and nutrition guide) to be successful in maintaining health.
     * To develop a well rounded suite of products as we become profitable and generate revenues.

Our goals over the next 12 months are:

     * To drive our youths back into team sports utilizing the skills taught from HoopVid
     * Achieve an average of 400 hits per day on HoopSoft's website within the next 6 months
     *    To achieve revenue by January 2007
     *    Achieve break even operations over the next 12 months

During the first stages of HoopSoft' growth, our officers and directors will provide all the labor required to execute our business plan at no charge. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for all labor required to produce and market our website and HoopVid video for at least the first year of operations. Management has no intention at this time to hire additional employees during the first year of operations, with the exception of one temporary contract sales representative. Due to limited financial resources, each of the management team will dedicate approximately 25 - 30 hours a week in order to carry out operations.

During the first year of operations, we will concentrate our marketing efforts exclusively on the eastern region of the United States and Canada. These areas are the most populous areas in these two countries and they have the highest obesity rates. At present, we have no plans to move outside of North America. Statistics show that child obesity is referenced the highest among Americans and Canadians in general.

ACTIVITIES TO DATE

We have already conducted a study, comprised of four randomly selected groups, selected to analyze how their reactions to our product concept. These four basic groups represent our target market for the video. The test was based on reaction to pictures, written statements, and oral product descriptions that we plan to use in the video and on our website. The groups consisted of one female and one male group of children aged 8-16 years old and adults aged 35-60 years old as a representative parent sample. Each group was presented the test material and then asked to respond to the following:

     *    Is the idea easy to understand?
     *    Would this product meet a real need?
     * Do you see the distinct benefits of the basketball video over anything comparable in the market now?
     *    Do you find the claims of video to be believable?
     *    Would you want the product?
     *    How much would you pay for it?
     *    Do you see the value in purchasing this product?
     *    Who would use the product?
     *    How frequently would you use or download the product?

RESULTS:

The responses we received from the participants were valuable in the way they viewed obesity. The responses will have a direct effect on how the message will be conveyed to our target market as well as the direction of the video. The children felt they were not receiving enough encouragement and motivation to lead a healthier and active lifestyle. The responses from the children suggested they are lacking the necessary physical activity and a variety of healthier food choices. This was a common statement by each of the individuals, and a good opportunity to present a variety of pictures depicting a sport or a child's eating habits. The overall consensus demonstrates a need for an alternative product or service for the children and their sedentary lifestyles.

Our test group did identify that there is a real need for the product, provided the concept is simple and reasonably priced. A range of prices were discussed varying costs from $20 - $80 dollars in price for a complete package. They also recognized the value of using a product with so many health benefits without the burden of having to go to the gym for physical activity.

We have secured the domain www.hoopsoft.com for our website A logo has been selected to reflect positively upon the youths. We have agreed on one particular design and proceeded with the creation of our logo, and have made arrangements for web and email hosting at a cost of $400 annually. We have also acquired telephone and fax service.

The website architecture has been designed with the appropriate tabs included to ensure all descriptions are easy to follow and navigate. Based on the results obtained from the concept testing project, it would be beneficial to include a section in the website where registered users can post text or video comments about their existing and past experiences. In addition, another tab has been described as `contact us' section; this will be a point of contact for anyone experiencing technical difficulties with downloading the video, comments, or feedback.

A nutritionist will be consulted to assist in the design and implementation of a nutritional guide. This nutritional guide, called Nutri-Hoop will incorporate specific meal plans and snack alternatives for our target market. Management will have this guide available for download on the website (converted into PDF downloadable configuration), and will be included as a free "bonus" supplementary nutritional guide for subscribers of HoopVid. We believe that continued exercise in conjunction with HoopVid, youth will want to more closely examine their food intake and nutritional habits to become more efficient at the sport, and increasing their energy for sport.

EXPENDITURES

The following chart provides an overview of our budgeted expenditures using our existing cash resources, by significant area of activity for each quarter, over the next 12 months:

                                   October      January       April        July
                                   through      through      through      through      12 Month
                                   December      March         June      September       Total
                                   --------      -----         ----      ---------       -----
Legal/Accounting                   $ 1,500      $ 1,500      $ 1,500      $ 3,500       $ 8,000
Transfer Agent                       2,500                                                2,500
Marketing materials and costs        7,100        1,400        2,000                     10,500
Website Development                  1,500          500          500          500         3,000
NutriHoop Guide                                                               700           700
Sponsorship Expense                                            4,500                      4,500
Office Rent                            450          450          450          450         1,800
Servers / Hosting Expense              100          100          100          100           400
Travel Expense                       2,500                                                2,500
Video production                     2,000        5,000                                   7,000
Contract sales representative        5,000                                                5,000
Advertising                                       3,500        1,000                      4,500
Office Equipment and supplies          500          400          400          400         1,700
                                   -------      -------      -------      -------       -------

TOTAL                              $23,150      $12,850      $10,450      $ 5,650       $52,100
                                   =======      =======      =======      =======       =======

These expenditures are described in detail by quarter in "Milestones".

MILESTONES

The following is a chronological itemization of the milestones we hope to achieve over the next 12 months. We are currently in the first month of these milestones noted below.

OCTOBER - DECEMBER 2006

During the first 3 months we will purchase all the necessary sundry equipment, office supplies and business cards to complete our office for our operations located in Las Vegas, Nevada. We are budgeting $1,700 for these initial startup costs. As noted, we have already secured our domain name but need to acquire website hosting and video server space. We plan on using shared facilities rather than purchasing our own equipment and have located a local service under which the initial cost to sign up and implement the service will be approximately $400annually. We expect that we would have negotiated an agreement with a web hosting provider to maintain website and video storage by end of October 31st. We expect that we will have a test system completed after November 15th and a fully commercial system operational by December 2006. Prior to the end of this first quarterly period, we will have completed and launched our website including a nutritional guide for $3,700. The content of the website will include "about us", "mission statement", "HoopVid product information", "Management Bios", "Investor Relations", and contact us tabs.

In the second month we will hire a contract sales person to sell advertising on HoopSoft's website. We anticipate this will be a 2 month contract at a total cost of $5,000. The sales representative will be hired temporarily to assist in promoting the sale of advertising space on the website. The success of the sales representative and business needs, will determine whether we will extend the contract or re-hire for a future date. Any extension at this stage is not budgeted. This person will formulate and set up advertising with `Google AdWords', a program under which Google pays 0.05 cents per click to HoopSoft to internet searchers that click on our website, at no cost to our company. He or she will also enter into negotiations with online gaming websites that cater to our target market (children between the ages of 8-16) to trade advertising space and set up keywords to drive users to our website. This type of cross promotional advertising will be of mutual benefit for both parties seeking to increase awareness and increase traffic on their website.

In conjunction with the hiring of the contract salesperson, we will purchase SIC (standard individualization classification search) lists at a cost of $2,100. We believe this will give us the benefit of identifying HoopSoft's target audience and enable us to better determine which geographic locations will hold the most potential for our initial marketing campaign. Under this campaign, we plan on completing the design and production of 750,000 cardstock coupons for insertion in at least 8 major news publications. The purpose of this is to peak interests within the community to drive them to HoopSoft's website, thus creating awareness that a service exists. The database obtained will be qualified based on age and geographic area as a key criteria as our focus is targeted towards youths'. We anticipate the cost of this to be approximately $5,000 for printing of insertions. We have been able to negotiate a lower price based on the colour and order quantity for printing materials. These cardstock inserts will be launched as a split marketing campaign to be launched in February and May 2007.

We have also budgeted approximately $2,500 to cover airfare, accommodations, and expenses for two to a US destination to attend a basketball convention.

In the month of November, the directors will begin developing and designing the structure of the video for filming in January 2007. Careful consideration of content must be decided upon as the techniques are important in developing the youth's overall results. The cost to create the storyboards are budgeted at $750.

JANUARY - MARCH 2007

We will film, edit and complete the basketball video prior to the end of January 2007 at a budgeted cost of $7,000. As HoopSoft is limited in funds, David Heel and Bijan Jiany will be involved in the entire process of producing the video, from the structure and direction of the videos to being cast members in the video. Each package will include different elements of learning objectives that will be taught in the video. Once the structure has been completed, they will create a story board identifying each of the actions to be included in each frame. A story board is a series of sketches showing each shot of a scene or film in order, with dialogue and scene number underneath. This is used to plot the shoot accordingly.

The creation of the video will take place in a school yard or gym that has a basketball court. A portion of the $7,000 is budgeted for the rental cost of arena or gym environment. The only other crew that will be hired for assistance is the director, camera man, sound and audio specialist to complete the filming. The only requirement in hiring the film crew is specialized training and experience in a professional capacity. Complete due-diligence will be conducted prior to selection of any film crew. Subsequent to production, the video will be loaded on to our hosting equipment and website.

We anticipate that we can begin to generate revenues in February 2007, by selling advertising space on the HoopSoft website. We plan to execute a portion of the coupon campaign we developed in the first quarter as an initial step to inform and drive consumers to our website for service and product information. In February we will launch our first marketing campaign in which will require half of the total cardstock prints (375,000 in quantity) to be distributed to approximately 8 news publication companies. Our second marketing campaign will include a sales promotion for first ten subscribers with an opportunity to win prizes. We will also send Eflyers sent out to existing and potential customers, captured from cookies from site visitors. Cookies are used to authenticate, track, maintain specific information about users, ie.: site preferences, contents of electronic shopping carts, etc. There is no cost to track user site visits and preference patterns. The criteria for the compilation of names will be based on specific demographic and geographic requirements.

In March 2007 we plan to conduct the following additional marketing and advertising activities to build our customer base:

     * Mass email campaign to 25,000 people . This campaign is a direct email advertisement sent out to the list of database already saved in a distribution list. Only 10,000 will receive this email promotion for the month of March. Further marketing efforts for the remainder 15,000 people will be re-launched in April 2007. We are budgeting $5,000 for these email campaigns.
     * Monitor video download capabilities including information taken from specific area on webpage for users who are experiencing technical difficulties
     * Contact community centers to promote our video as a program offered via recreational centers

APRIL  - JUNE 2007

During April-June 2007, we plan to expand our advertising activities to capture a broader customer base. We will attempt to partner with The American Obesity Association and other sites offering entertainment and games to our target market of 8-16 year old children and teens to place web banner ads. Web banners are displayed when a web page that references a banner is loaded into the web browser. When the user clicks on the banner they would be directed to our website. The cost for this service is budgeted at $2,000. We will also continue with our email campaign for the remaining 15,000 people for free one month trial subscriptions.

In May we will be sending the remaining 375,000 pre-printed cardstock to select news publication companies for appropriate distribution based on geographic criteria (predominantly suburban areas where families reside).

We will also commence with a similar process for further, additional products to complement the basketball video. These may include videos about hockey, soccer or football. Whether we proceed is wholly dependent on sufficient revenue generation, the ability of revenues to cover operating costs and our cash balances.

We have also budgeted $4,500 to secure a sponsor to support our site. We will seek a sponsor that has a strong brand image and one that targets similar demographics to our market. The budgeted cost for this is to cover airfare, accommodations, travel expenses, and meals for approximately 9 days. Securing a sponsor to help promote the HoopVid product will primarily be a company that has a strong brand image in the community, that have more money for advertising efforts (ie. television, radio, and print advertising) that they are currently doing in specific markets that are not yielding the results they are seeking.

JULY - SEPTEMBER 2007

We are plan to launch NutriHoop in July 2007. NutriHoop will be a complete nutritional guide, designed specifically for youth. The guide will be developed by a professional registered nutritionist already identified. The guide is budgeted for $700 and will cover the following areas:

     *    requirements of the body at various ages of youth,
     *    a discussion about what makes food nutritious,
     *    micro/macro nutrient requirements for our target age group,
     *    food solutions to meeting those requirements,
     *    recipe and snack ideas, what to avoid and what to emphasize,
     *    tips for replacing poor food choices with good food choices and,
     *    creative suggestions for making the transition to a healthy diet.

NutriHoop will be programmed exclusively for youth struggling with poor diet and/or obesity. The price for NutriHoop is planned to be $8.99 per guide.

During the month of July we will also conduct a second user group survey for further feedback on our website and video products. We will randomly select 100 of the registered users of the site to participate in a survey. This survey will be sent directly to the email addresses of the subscribers. The objective in implementing this task is to get more in depth information from the subscribers and how the program is assisting them so far. Some of the questions that will be asked on the survey will include:

     1.   How long have you been using the HoopVid program?
     2.   How many  packages  did you  initially  purchase?
     3.   Do you feel more  energy in your  daily  life  activities?
     4. Are you enjoying getting out into community? What type of benefits have you experienced as a result?
     5.   Are you having any  challenges  with adhering to the program?
     6.   What type of challenges were you faced with when using the videos?
     7.   Do you have any problems  maintaining the program?
     8. Are the teaching methods easy to learn and apply in a simulated environment?

In the fourth quarter from the date hereof, we will also set up a kiosk at a sports related event, such as "Hoop-It-Up" to continue with promoting the image and brand of HoopSoft. As this particular tournament travels across North America, we will act as a sponsoring partner for this event. A video trailer will be set up displaying the concepts/drills/skills offered by HoopSoft in an effort to engage youth to share this concept with their friends. There will be no charge for this to the athletes or spectators of this tournament, but rather an opportunity to share HoopSoft in a basketball tournament facility with immediate target audience already participating. This will require limited resources from HoopSoft other than a playable copy of the video featuring the completed four components and the directors involvement personally.

LIQUIDITY AND CASH RESOURCES

As previously noted, we have raised $2,000 from the sale of stock to our officer and directors and $53,000 through a private placement to 35 non-affiliated investors. We have paid $9,134 to July 31, 2006 for our incorporation and operating expenses. At July 31, 2006 we had $47,216 of cash. As of the date hereof, we have approximately $44,000, of which we anticipate needing approximately $10,700 for expenses associated with this Registration Statement (See ITEM 25 "Other Expenses if Issuance and Distribution"). Our budgeted expenditures for the next twelve months are $52,100. Therefore, we presently have a budgeted shortfall of approximately $19,000.

How long HoopSoft will be able to satisfy its cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated. Although there can be no assurance at present, we plan to be in a position to generate revenues by February 2007, which would time with the depletion of our existing cash for our budgeted expenditures. We must generate at least $19,000 in net revenues from February to September 2007 in order to fund all expenditures under our 12 month budget. Net revenues are defined as gross sales revenues net of the direct costs to produce and distribute our products to our customers.

If we fail to generate sufficient revenues, we will need to raise additional capital to continue our operations thereafter. We cannot guarantee that additional funding will be available on favorable terms, if at all. If we cannot secure additional financing from outside sources, our directors have committed to fund the $19,000 shortfall by shareholder loans without interest, or through a private placement of common shares. Any further shortfall will effect our ability to expand or even continue our operations. We cannot guarantee that additional funding will be available on favorable terms, if at all.

There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations.

                             DESCRIPTION OF PROPERTY

Hoopsoft does not own any property, real or otherwise. Our executive and head office is located at Las Vegas, Nevada. The office is provided to us at a rental fee of $150 per month. This operating facility functions as our main operating facility.

Mr. David Heel and Mr. Bijan Jiany also work from their respective residences in Vancouver, British Columbia at no charge to our company. We have also budgeted to maintain and host web server space for our website in Las Vegas. We require approximately 50 gigabytes of space, which is more than sufficient for video downloading and for expansion into video and software. We have budgeted $400 annually for this cost.

We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

We do not have any investments or interests in any real estate. Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed below, HoopSoft has not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of HoopSoft or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. David Heel and Mr. Bijan Jiany, Officers and members of our Board of Directors, each purchased by subscription 1,000,000 shares of common stock from HoopSoft on March 23, 2006 for $0.001 share or an aggregate of $2,000.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Currently there is no public trading market for our stock, and we have not applied to have Hoopsoft' common stock listed. We intend to apply to have our common stock quoted on the OTC Bulletin Board. No trading symbol has yet been assigned.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system. Upon the registration statement in which this prospectus is included becoming effective, we will apply for quotation of our common stock on the NASD's OTCBB.

Quotations on the OTCBB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. HoopSoft's common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of the filing of this prospectus, we have 37 shareholders of record of HoopSoft common stock. We are registering 1,060,000 shares of our common stock held by 35 non-affiliated investors under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. This does not include the 2,000,000 shares held by our Officers and Directors.

RULE 144 SHARES.

A total of 2,000,000 shares of the common stock will be available for resale to the public after March 23, 2007 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of HoopSoft common stock then outstanding which, in this case, will equal approximately 30,600 shares as of the date of this prospectus; or the average weekly trading volume of HoopSoft common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about HoopSoft. Under Rule 144(k), a person who is not one of HoopSoft' affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are HoopSoft' affiliates hold all of the 2,000,000 shares, which may be sold pursuant to Rule 144 after March 23, 2007.

DIVIDENDS.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of HoopSoft to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:
HoopSoft would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

DIFFICULTY TO RESELL HOOPSOFT STOCK, AS THE COMPANY HAS NO EXPECTATIONS TO PAY CASH DIVIDENDS IN THE NEAR FUTURE

The holders of our common stock are entitled to receive dividends when, and if, declared by the board of directors. We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business. To date, we have not paid cash dividends on our common stock. This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

                             EXECUTIVE COMPENSATION

Since HoopSoft' date of inception to the date of this prospectus, our executive officers have not received and are not accruing any compensation. The officers anticipate that they will not receive, accrue, earn, be paid or awarded any compensation during the first year of operations.

We have not entered into any employment agreement or consulting agreement with our directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

DIRECTORS COMPENSATION

We have no formal plan for compensating our directors for their services in their capacity as directors. In the future we may grant options to our directors to purchase shares of common stock as determined by our Board of Directors or a compensation committee that may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of Hoopsoft other than services ordinarily required of a director. Since inception to the date hereof, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

                              FINANCIAL STATEMENTS

The audited  financial  statements of HoopSoft appear below on pages F-1 through
F-9

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURES

There have been no changes in and/or disagreements with Moore & Associates, Chartered on accounting and financial disclosure matters.

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Hoopsoft Development Corp. (A Development Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Hoopsoft Development Corp. (A Development Stage Company) as of July 31, 2006, and the related statements of operations, stockholders' equity and cash flows from inception March 23, 2006, through July 31, 2006, and the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hoopsoft Development Corp (A Development Stage Company) as of July 31, 2006 and the results of its operations and its cash flows from inception March 23, 2006, through July 31, 2006 and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's net losses of $9,134 as of July 31, 2006 raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Moore & Associates, Chartered
-------------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
September 20, 2006


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501

                           HOOPSOFT DEVELOPMENT CORP.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                       July 31,
                                                                         2006
                                                                       --------
ASSETS

Current assets
  Cash and bank accounts                                               $ 47,216
  Rental deposit                                                            150
                                                                       --------
      Total current assets                                               47,366
                                                                       --------

Total assets                                                           $ 47,366
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                     $  1,500
                                                                       --------

      Total liabilities                                                   1,500
                                                                       --------

Stockholders' equity (Note 4, 5)
  Authorized:
    25,000,000 common shares
    Par value $0.001

  Issued and outstanding:
    3,060,000 common shares                                               3,060
    Additional paid-in capital                                           51,940
    Deficit accumulated during the development stage                     (9,134)
                                                                       --------

      Total stockholders' equity                                         45,866
                                                                       --------

Total liabilities and stockholders' equity                             $ 47,366
                                                                       ========

   The accompanying notes are an integral part of these financial statements.

                           HOOPSOFT DEVELOPMENT CORP.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                                                                   Cumulative
                                                                  Amounts From
                                               Date of              Date of
                                           Incorporation on     Incorporation on
                                             March 23 2006       March 23, 2006
                                                  to                   to
                                               July 31,             July 31,
                                                 2006                 2006
                                              -----------          -----------


REVENUE                                       $        --          $        --
                                              -----------          -----------

OPERATING EXPENSES
  General & Administrative                          6,854                6,854
  Organization                                        680                  680
  Website                                           1,600                1,600
                                              -----------          -----------

Loss before income taxes                           (9,134)              (9,134)

Provision for income taxes                             --                   --
                                              -----------          -----------

Net loss                                      $    (9,134)         $    (9,134)
                                              ===========          ===========
Basic and diluted loss per Common share (1)

Weighted average number of common shares
 outstanding (Note 4)                           2,048,923
                                              ===========

----------
(1) less than $0.01


   The accompanying notes are an integral part of these financial statements.

                           HOOPSOFT DEVELOPMENT CORP.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                              Deficit
                                                                            Accumulated
                                        Common Stock          Additional     During the        Total
                                     -------------------       Paid in      Development     Stockholders'
                                     Shares       Amount       Capital         Stage           Equity
                                     ------       ------       -------         -----           ------
Inception, March 23, 2006                 --      $   --      $    --        $     --         $     --

Initial capitalization, sale of
common stock to Directors on
March 23, 2006                     2,000,000       2,000                                         2,000

Private placement closed
July 25, 2006                      1,060,000       1,060       51,940                           53,000

Net loss for the year                     --          --           --          (9,134)          (9,134)
                                   ---------      ------      -------        --------         --------

Balance July 31, 2006              3,060,000      $3,060      $51,940        $ (9,134)        $ 45,866
                                   =========      ======      =======        ========         ========

   The accompanying notes are an integral part of these financial statements.

                           HOOPSOFT DEVELOPMENT CORP.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                              Cumulative
                                                                             Amounts From
                                                             Date of            Date of
                                                          Incorporation      Incorporation
                                                           on March 23,       on March 23,
                                                             2006 to            2006 to
                                                             July 31,           July 31,
                                                               2006               2006
                                                             --------           --------
CASH FLOWS USED IN OPERATING ACTIVITIES
  Net loss for the period                                    $ (9,134)          $ (9,134)
  Adjustments to Reconcile Net Loss to Net Cash
   Used by Operating Activities
     Increase, rental deposit                                    (150)              (150)
     Increase, accounts payable                                 1,500              1,500
                                                             --------           --------

Net cash used in operating activities                          (7,784)            (7,784)
                                                             --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                       55,000             55,000
                                                             --------           --------

Net cash provided by financing activities                      55,000             55,000
                                                             --------           --------

CASH FLOWS USED IN INVESTING ACTIVITIES                            --                 --
                                                             --------           --------

Increase in cash during the period                             47,216             47,216


Cash, beginning of the period                                      --                 --
                                                             --------           --------

Cash, end of the period                                      $ 47,216           $ 47,216
                                                             ========           ========

Supplemental disclosure with respect to cash flows:
  Cash paid for income taxes                                 $     --           $     --
  Cash paid for interest                                     $     --           $     --


   The accompanying notes are an integral part of these financial statements.

                           HOOPSOFT DEVELOPMENT CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                                  July 31, 2006


NOTE 1. GENERAL ORGANIZATION AND BUSINESS

The Company was originally incorporated under the laws of the state of Nevada on March 23, 2006. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company, and has had no revenues from operations to date.

Initial operations have included capital formation, organization, target market identification and marketing plans. Management is planning to develop downloadable videos and a website for educational and instructional use by young teens.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The Company's only significant asset at July 31, 2006 is cash. The relevant accounting policies and procedures are listed below. The company has adopted a July 31 year end.

ACCOUNTING BASIS

The basis is generally accepted accounting principles.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective its inception.

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

The Company has not issued any options or warrants or similar securities since inception.

                           HOOPSOFT DEVELOPMENT CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

                                  July 31, 2006


NOTE 2. (CONTINUED)

DIVIDENDS

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                           HOOPSOFT DEVELOPMENT CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                  July 31, 2006


NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from inception to July 31, 2006 of $9,134. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 25,000,000 shares of $0.001 par value common stock. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

On March 23, 2006 (inception), the Company issued 2,000,000 shares of its common stock to its Directors for cash of $2,000. See Note 5.

On July 25, 2006, the Company closed a private placement for 1,060,000 common shares at a price of $0.05 per share, or an aggregate of $53,000. The Company accepted subscriptions from 35 offshore non-affiliated investors.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company's neither owns nor leases any real or personal property. The Company's Directors provides office space free of charge. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons

                           HOOPSOFT DEVELOPMENT CORP.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                   (UNAUDITED)

                                  July 31, 2006


NOTE 5. (CONTINUED)

may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On March 23, 2006 (inception), the Company issued 2,000,000 shares of its common stock to its Directors for cash of $2,000. See Note 4.

NOTE 6.  INCOME TAXES

Net deferred tax assets are $nil. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7.  NET OPERATING LOSSES

As of July 31, 2006, the Company has a net operating loss carry forward of approximately $8,450, which will expire 20 years from the date the loss was incurred.

NOTE 8. OPERATING LEASES AND OTHER COMMITMENTS:

The  Company   currently  has  no  operating  lease  commitments  or  any  other commitments.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days  from  the  effective  date of this  Registration  Statement,  all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law. Our Bylaws require us to indemnify any present and former directors, officers, employees, agents, partners, trustees and each person who serves in any such capacities at our request against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement reasonably incurred by such persons in connection with any threatened, pending or completed action, action, suit or proceeding brought against such person by reason of the fact that such person was a director, officer, employee, agent, partner or trustees of our company. We will only indemnify such persons if one of the groups set out below determines that such person has conducted themself in good faith and that such person:

     - reasonably believed that their conduct was in or not opposed to our company's best interests; or
     - with respect to criminal proceedings had no reasonable cause to believe their conduct was unlawful.

Our Bylaws also require us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our company to procure a judgment in our company's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of our company or is or was serving at the request of our company in any such capacities against all costs, expenses, judgments, penalties, fines, liabilities and all amounts paid in settlement actually and reasonably incurred by such person. We will only indemnify such persons if one of the groups set out below determined that such persons have conducted themselves in good faith and that such person reasonably believed that their conduct was in or not opposed to our company's best interests. Unless a court otherwise orders, we will not indemnify any such person if such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to our company.

The determination to indemnify any such person must be made:

     -    by our stockholders;
     - by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
     -    by independent legal counsel in a written opinion; or
     -    by court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have, or will expend fees in relation to this registration statement as detailed below:

       EXPENDITURE ITEM                        AMOUNT
       ----------------                        ------
     Attorney Fees                           $ 5,000.00
     Audit Fees                                2,000.00
     Transfer Agent Fees                       1,500.00
     SEC Registration                              6.00
     Other and Miscellaneous (1)               1,500.00
     Edgarizing and Filing Fees (1)              700.00
                                             ----------
     TOTAL                                   $10,706.00
                                             ==========

----------
(1) Estimates

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

Mr. David Heel and Mr. Bijan Jiany each purchased by subscription 1,000,000 shares of common stock respectively from HoopSoft on March 23, 2006 for $0.001 per share or an aggregate of $2,000. No underwriters were used, and no commissions or other remuneration was paid except to HoopSoft. The securities were sold in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. Mr. Heel and Bijany are not U.S. persons as that term is defined in Regulation S. No directed selling efforts were made in the United States by HoopSoft, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933. The shares continue to be subject to Rule 144 of the Securities Act of 1933.

On July 25, 2006 we accepted subscription agreements that sold 1,060,000 common shares to the following 35 subscribers at an offering price of $0.05 per share for gross offering proceeds of $53,000. This was an offshore transaction pursuant to Regulation S of the Securities Act. The offering price for the offshore transactions was established on an arbitrary basis. All of the following persons are not U.S. persons, as the term is defined under Regulation S and the sales of our common stock to the following person are made in offshore transactions as the term is defined under Regulation S. No direct selling efforts were made in the United States by HoopSoft, any distributor, any of ourr respective affiliates, or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the SECURITIES ACT OF 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the SECURITIES ACT OF 1933, if an exemption from registration requirements of the SECURITIES ACT OF 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the SECURITIES ACT OF 1933.

           Name of Stockholder                       Number of Shares Subscribed
           -------------------                       ---------------------------
     Mohamed Mohsin Hussein                                      14,000
     Sarah Ahmed Foud Kassem                                     14,000
     Esraa Ahmed Fouad Ahmed Fathi Quassim                       30,000
     Mervat Saad Ali                                             14,000
     Ahmed Abd El Wahab Mohamed Zahran                           14,000
     Mohamed Saleh Farag Hassan Lotfy                            14,000
     Connie Kim Nguyen                                           90,000
     Shao Chen                                                   80,000
     Tzu-Jen Jack Lin                                            94,000
     Yin-Miao Liu                                                80,000
     Julius Hudacek                                              90,000
     Uhrinova Adriana                                            80,000
     Yi-Hsuan Lin                                                58,000
     Bozena Mihokova                                             76,000
     Erika Uhrinova                                              80,000
     Khaled Samy El Sayed Ahmed Mohamed                          20,000
     Mohamed Khamis Mohamed                                      10,000
     Mohamed Sherif Fouad El Saeid Ataia                          6,000
     Ahmed Mahmoud Hamdy Manafy El Keek                          10,000
     Mohamed Somy El Sayed Ahmed                                 10,000
     Mohamed Moustafa Abdou Mohamed                              10,000
     Ahmad Mohamed El Zoghby Galal                                6,000

     Ahmed Mohamed Khamis Mohamed                                20,000
     Abdou Moustafa Abdou Mohamed Ziada                           6,000
     Mohamed El Zoghby Galal El Eraki                             6,000
     Mahmoud Ahmed Abdou Abd El Moneim                            6,000
     Hekmat Ahmed Mohamed El Messiri                             10,000
     Aziza Mohamed Abou El Kassem                                10,000
     Mohamed Abd El Latif Ghazy Mohamed                          20,000
     Fadia Atef Mohamed Fath Alla Ibrahim                         6,000
     Ibrahim Saad Aly Hussien                                     6,000
     Hassan Abd El Meguid Hassan El Gany                         20,000
     Mahmoud Moustafa Abdou Mohamed Zeyada                       10,000
     Anna Makarova                                               30,000
     Fathia Mohamed Abou El Kasem Ahmed                          10,000
                                                              ---------
     TOTAL                                                    1,060,000
                                                              =========

ITEM 27. EXHIBITS

     Number                          Description
     ------                          -----------
         3.1    Articles of Incorporation
         3.2    Bylaws
         5.1    Consent and Opinion re: Legality
        23.1    Consent of Accountant
        99.1 Form of subscription agreement used between our company and the 35 non affiliated shareholders who purchased 1,060,000 common shares at $0.05 per share, as listed in ITEM 26

ITEM 28. UNDERTAKINGS

HoopSoft hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, HoopSoft has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, HoopSoft will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and HoopSoft will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on September 22, 2006.

HOOPSOFT DEVELOPMENT CORP.


/s/ David Heel
-----------------------------
David Heel
President, Principal Executive Officer


/s/Bijan Jiany
-----------------------------
Bijan Jiany - Secretary/Treasurer, Principal Financial Officer
and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


/s/ David Heel                              September 22, 2006
----------------------------
David Heel
Director


/s/Bijan Jiany                              September 22, 2006
-----------------------------
Bijan Jiany
Director